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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our reports dated December 6, 1995, except for Note 9, for which the date is May 6, 1996, with respect to the financial statements and schedule of Consilium, Inc. for the years ended October 31, 1995, included in the Annual Report (Form 10-K) for 1996, filed with the Securities and Exchange Commission, in the Registration Statement on Form S-8 of Consilium, Inc. for the registration of 1,809,714 shares of its common stock.



                                            /s/ Coopers & Lybrand L.L.P.

                                            COOPERS & LYBRAND L.L.P.

San Jose, California
May 29, 1997


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